Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone troutmansanders.com

December 22, 2014

Media General, Inc.

333 East Franklin Street

Richmond, Virginia

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Virginia counsel to Media General, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 19, 2014, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 13,539,251 shares (the “Shares”) of voting common stock of the Company, no par value per share (the “Voting Common Stock”), composed of (i) 2,878,003 shares of Voting Common Stock that may be issued pursuant to the Media General, Inc. 1995 Long-Term Incentive Plan (the “MG LTIP”); (ii) 11,400 shares of Voting Common Stock that may be issued pursuant to the Media General, Inc. 1987 Non-qualified Stock Option Plan (together with the MG LTIP, the “MG Equity Plans”); (iii) 3,000,000 shares of Voting Common Stock that may be issued pursuant to the MG Advantage 401(k) Plan (the “MG 401(k) Plan”); (iv) 1,000,000 shares of Voting Common Stock that may be issued pursuant to the Media General, Inc. Directors’ Deferred Compensation Plan (together with the MG Equity Plans and the MG 401(k) Plan, the “MG Plans”); (v) 4,506,916 shares of Voting Common Stock that may be issued pursuant to the LIN Media LLC Amended and Restated 2002 Stock Plan (the “LIN 2002 Option Plan”); and (vi) 2,154,333 shares of Voting Common Stock that may be issued pursuant to the LIN Media LLC Third Amended and Restated 2002 Non-Employee Director Stock Plan (together with the LIN 2002 Option Plan, the “LIN Plans”). The MG Plans and the LIN Plans are herein collectively referred to each as a “Plan” and together, the “Plans”.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

ATLANTA    BEIJING    CHARLOTTE    CHICAGO    HONG KONG     NEW YORK    NORFOLK    ORANGE COUNTY    PORTLAND

RALEIGH    RICHMOND    SAN DIEGO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

Media General, Inc.

December 22, 2014

In connection herewith, we have assumed that all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued, delivered and paid for in accordance with the applicable Plan, the Shares will be legally issued, fully paid and non-assessable.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus filed as a part thereof. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Troutman Sanders LLP

Troutman Sanders LLP